Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 fax

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 29, 2004, accompanying the financial statements of NMXS.com, Inc. and Subsidiaries on Form SB-2/A for the years ended December 31, 2003 and 2002.  We hereby consent to the incorporation  by reference  of  said  reports  on the Registration  Statement  of NMXS.com,  Inc. and Subsidiaries on Form SB-2/A to be filed with the  US  Securities and Exchange Commission.

Signed,

December 7, 2004